Exhibit 3.1

ARTICLES OF INCORPORATION
OF
INFOSONICS CORPORATION

        The undersigned, being at least eighteen years of age, hereby establishes a corporation under the general laws of the State of Maryland and adopts the following Articles Of Incorporation:

        FIRST. The name of the corporation is InfoSonics Corporation.

        SECOND.    The street address of the initial registered agent and of the principal office of the corporation in Maryland is 11 East Chase Street, Baltimore, Maryland 21202. The name of the initial registered agent of the corporation at that address is CSC—Lawyers Incorporating Service Company. The street address of the corporation's principal office is 6325 Lusk Boulevard, Building A, San Diego, California 92121.

        THIRD.    (a) The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Maryland (the "Maryland Code").

        (b)    In furtherance of the foregoing purposes, the corporation shall have and may exercise all of the rights, powers and privileges granted by the Maryland Code. In addition, it may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

        FOURTH.    The corporation is authorized to issue 40,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock, the aggregate par value of both of which is $50,000.00.

        (a)   The Board Of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board Of Directors, including, without limiting the generality of the foregoing, the following:

        (1)   the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

        (2)   whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

        (3)   the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

        (4)   whether the shares of such series shall be subject to redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;

        (5)   the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

        (6)   whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

        (7)   whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

        (8)   the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of this class; and

        (9)   the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class or classes.

        The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

        (b)   Each stockholder of record shall have one vote for each share of common stock standing in his or her name on the books of the corporation and entitled to vote, except that in the election of directors each stockholder shall have as many votes for each share held by his or her as there are directors to be elected and for whose election the stockholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

        (c)   Unless otherwise ordered by a court of competent jurisdiction, at all meetings of stockholders a majority of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

        (d)   No stockholder of the corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

        FIFTH.    The corporation is to have perpetual existence.

        SIXTH.    The name and address of the corporation's incorporator are:

Name	Address
Alan L. Talesnick	1660 Lincoln Street Suite 1900 Denver, Colorado 80264

        SEVENTH.    Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

        EIGHTH.    The Board Of Directors of the corporation is expressly authorized to adopt, amend, or repeal the bylaws of the corporation.

        NINTH.    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

        No contract or other transaction of the corporation with any other persons, firm or corporation in which this corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction so long as the contract or other transaction is approved by the Board Of Directors in accordance with the Maryland Code. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his or her contracting with the corporation for the benefit of himself or herself or any firm or corporation in which he or she may be in any way interested.

        TENTH.    The corporation shall indemnify each director and each officer, his or her heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him or her in connection with any action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the corporation, unless it is established that (i) the act or omission was material to the matter giving rise to the liability and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the director or officer had reasonable cause to believe the act or omission was unlawful. In the event of a settlement before or after action or suit, indemnification shall be provided only in connection with such matters covered by settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he or she may be entitled.

        ELEVENTH.    The personal liability of each director and officer of the corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Maryland, including without limitation as permitted by the provisions of Section 2-405.2 of the Maryland Code and any successor provision, as amended from time to time. No amendment of these Articles Of Incorporation or repeal of any of their provisions shall limit or eliminate the benefits provided to directors under this provision with respect to any act or omission that occurred prior to that amendment or repeal.

        TWELFTH.    The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles Of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        THIRTEENTH.    The number of directors of the Corporation shall be fixed by the bylaws of the corporation, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the Board Of Directors, provided that the number of directors shall not be more than nine nor less than three. Three directors shall constitute the initial Board Of Directors. The following persons are elected to serve as the corporation's initial directors until the first annual meeting of stockholders or until their successors are duly elected and qualify:

Name	Address
Joseph Ram	6325 Lusk Boulevard, Building A San Diego, California 92121
Abraham Rosler	6325 Lusk Boulevard, Building A San Diego, California 92121

Sherry Conta	6325 Lusk Boulevard, Building A San Diego, California 92121

        FOURTEENTH.    When, with respect to any actions to be taken by shareholders of the Corporation, the Maryland Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares, or of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of the majority of such shares or class or series thereof.

        IN WITNESS WHEREOF, the undersigned has executed these Articles Of Incorporation this 18th day of July, 2003.

/s/ ALAN L. TALESNICK Alan L. Talesnick, Incorporator

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

BEFORE ME the undersigned authority, personally appeared Alan L. Talesnick, known to me to be the individual described in and who executed the foregoing Articles Of Incorporation, and he or she acknowledged that he or she subscribed the said instrument for the uses and purposes set forth therein. The subscriber is personally known to me.

        WITNESS my hand and official seal in the County and State last aforesaid this 18th day of July, 2003.

[Seal]	/s/ DORIS M. HAYUTIN Notary Public
My Commission Expires: December 1, 2005

******

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

INFOSONICS CORPORATION

InfoSonics Corporation, a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that the Articles of Incorporation of the Company, as amended, restated and supplemented to date (collectively the “Charter”) are hereby amended as follows:

FIRST:       Effective at 4:01 p.m. Eastern time on the date that these Articles of Amendment are accepted for record by the State Department of Assessments and Taxation of Maryland (the “Reverse Stock Split Effective Time”), the Charter is hereby amended to effectuate a reverse stock split as follows: each five (5) shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.005 per share, without any further action by the Company or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of their fractional share to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Reverse Stock Split Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above; provided, that each person holding a certificate or certificates of record representing shares of Common Stock shall, upon surrender of such certificate or certificates, receive a new certificate or certificates (including any legends imprinted on the surrendered certificate or certificates) evidencing and representing the number of shares of Common Stock to which such person is entitled under the foregoing reverse stock split.

SECOND:The amendment to the Charter as set forth in Article FIRST above has been declared advisable by the board of directors of the Company and approved by a majority of the entire board of directors of the Company as required by the Maryland General Corporation Law (the “MGCL”). Pursuant to Section 2-309(e)(2) of the MGCL, no stockholder approval was required.

THIRD:The Charter is hereby amended, effective immediately after the Reverse Stock Split Effective Time, to decrease the par value of all of the shares of Common Stock of the Company from $0.005 per share to $0.001 per share.

FOURTH:The amendment to the Charter as set forth in Article THIRD above has been declared advisable by the board of directors of the Company and approved by a majority of the entire board of directors of the Company as required by the MGCL. The amendment set forth in Article THIRD above is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Company.

FIFTH:There has been no increase in the authorized stock of the Company effected by these Articles of Amendment.

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IN WITNESS WHEREOF, InfoSonics Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Secretary as of October 10, 2017. The President acknowledges that these Articles of Amendment are the act and deed of the Company, and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information, and belief.

ATTEST: INFOSONICS CORPORATION

By:	/s/ Vernon A. LoForti	By:	/s/ Joseph Ram
	Name: Vernon A. LoForti		Name: Joseph Ram
	Title: Secretary		Title: President

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

INFOSONICS CORPORATION

InfoSonics Corporation, a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that the Articles of Incorporation of the Company, as amended, restated and supplemented to date (collectively the “Charter”) are hereby amended as follows:

FIRST:     The FOURTH Article of the Charter is hereby amended by removing the reference to “40,000,000” and replacing it with “150,000,000”.

SECOND:  At 9:29 a.m. Eastern Time on March 9, 2018, these Articles of Amendment will become effective (the “Effective Time”) and the Charter will hereby be amended to effectuate a reverse stock split as follows: each five shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Company or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of their fractional share to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. There will be no change in the par value of the Common Stock, and for each share of Common Stock which will no longer remain issued and outstanding after this reverse stock split, $0.001 for each such share shall be transferred from the stated capital account to the capital surplus account. Each certificate that, immediately prior to the Effective Time, represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above; provided, that each person holding a certificate or certificates of record representing shares of Common Stock shall, upon surrender of such certificate or certificates, receive a new certificate or certificates (including any legends imprinted on the surrendered certificate or certificates) evidencing and representing the number of shares of Common Stock to which such person is entitled under the foregoing reverse stock split.

THIRD:     These Articles of Amendment have been declared advisable by the board of directors of the Company and approved by the stockholders of the Company, each in the manner and by the vote required by the Maryland General Corporation Law.

FOURTH:     These Articles of Amendment, including the reverse stock split effected hereby, shall become effective at 9:29 a.m. Eastern Time on March 9, 2018.

FIFTH:     Prior to the effectiveness of these Articles of Amendment, the total number of shares of capital stock that the Company had authority to issue was 50,000,000 shares, consisting of 40,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.  Prior to the effectiveness of these Articles of Amendment, the aggregate par value of all shares of the capital stock of the Company was $50,000.00.

SIXTH:     Subsequent to the effectiveness of these Articles of Amendment, the total number of shares of capital stock that the Company has authority to issue is 160,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. Subsequent to the effectiveness of these Articles of Amendment, the aggregate par value of all shares of the capital stock of the Company is $160,000.00.  The description and information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law was not changed by these Articles of Amendment.

IN WITNESS WHEREOF, InfoSonics Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Secretary as of March 8, 2018. The President acknowledges that these Articles of Amendment are the act and deed of the Company, and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information, and belief.

ATTEST:		INFOSONICS CORPORATION

By:	/s/ Vernon A. LoForti	By:	/s/ Joseph Ram
	Name: Vernon A. LoForti		Name: Joseph Ram
	Title: Secretary		Title: President

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

INFOSONICS CORPORATION

InfoSonics Corporation, a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that the Articles of Incorporation of the Company, as amended, restated and supplemented to date (collectively the “Charter”) are hereby amended as follows:

FIRST:The Charter of the Company is hereby amended by striking out the FIRST Article of the Charter and inserting in lieu thereof the following to effectuate a change in the name of the Company:

“FIRST.The name of the corporation is Cool Holdings, Inc.”

SECOND:The board of directors of the Company, by written consent signed by all of the directors pursuant to and in accordance with Section 2-408(c) of the Maryland General Corporation Law (the “MGCL”), duly advised and approved these Articles of Amendment.

THIRD:The amendment contained in these Articles of Amendment is limited to a change expressly authorized by Section 2-605(a)(1) of the MGCL to be made without action by the stockholders of the Company.

IN WITNESS WHEREOF, InfoSonics Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer as of June 7, 2018. The Chief Executive Officer acknowledges that these Articles of Amendment are the act and deed of the Company, and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information, and belief.

ATTEST:		INFOSONICS CORPORATION

By:	/s/ Alfredo Carrasco	By:	/s/ Mauricio Diaz
	Name: Alfredo Carrasco		Name: Mauricio Diaz
	Title: Chief Financial Officer		Title: Chief Executive Officer